As filed with the Securities and Exchange Commission on January 23, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

RAE SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0588488
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1339 Moffett Park Drive

Sunnyvale, California 94089

(408) 752-0723

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert I. Chen

Chief Executive Officer

RAE Systems Inc.

1339 Moffett Park Drive

Sunnyvale, California 94089

(408) 752-0723

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Joseph Ng Vice President, Business Development and Chief Financial Officer RAE Systems Inc. 1339 Moffett Park Drive Sunnyvale, California 94089 (408) 752-0723	Peter M. Astiz, Esq. Eric H. Wang, Esq. Gray Cary Ware & Freidenrich LLP 2000 University Avenue East Palo Alto, California 94303 (650) 833-2000

Approximate date of commencement of proposed sale to the public:    From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-109840

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Securities Registered for Primary Offering:

Common Stock, $0.001 par value	1,050,000	$4,462,500	$361.02

Securities Registered for Selling Stockholders:

Common Stock, $0.001 par value	270,000	$1,147,500	$92.84

Aggregate Securities for Primary Offering and Selling Stockholders		$5,610,000	$453.86

1.	Estimated solely for the purpose of computing the amount of the registration fee. The estimate is made pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
2.	$30,000,000 of securities and 1,800,000 shares of the Registrant’s common stock were registered under Registration Statement No. 333-109840. A filing fee of $2,933.03 was previously paid with such earlier registration statement.

INCORPORATION BY REFERENCE OF

REGISTRATION STATEMENT ON FORM S-3,

REGISTRATION STATEMENT 333-109840

We hereby incorporate by reference into this registration statement on Form S-3 in its entirety the registration statement on Form S-3, registration number 333-109840, declared effective on January 8, 2004 by the Securities and Exchange Commission (the “Commission”), including each of the documents we filed with the Commission and incorporated or were deemed to be incorporated by reference therein and all exhibits thereto.

CERTIFICATION

The Company hereby certifies to the Commission that the filing fee set forth has been paid to the Commission’s account at Mellon Bank.

EXHIBITS.

The following exhibits are filed herewith.

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

5.1	Opinion of Gray Cary Ware & Freidenrich LLP

23.1	Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP

24.1*	Power of Attorney (included on signature page)

*	Incorporated by reference to Registration Statement on Form S-3 (File No. 333-109840).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 23rd day of January, 2004.

RAE SYSTEMS INC.

By:	/s/ Robert I. Chen

Robert I. Chen President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 23, 2004.

Signature	Title

/s/ Robert I. Chen Robert I. Chen	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Joseph Ng* Joseph Ng	Vice President, Business Development, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Peter H. Hsi* Peter H. Hsi	Vice President, Chief Technology Officer, Director

/s/ Bo Andersson* Bo Andersson	Director

/s/ Lyle D. Feisel* Lyle D. Feisel	Director

/s/ Neil W. Flanzraich* Neil W. Flanzraich	Director

/s/ Edward C. Ross* Edward C. Ross	Director

*By: /s/ Robert I. Chen Attorney-in-Fact	Date: January 23, 2004

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Gray Cary Ware & Freidenrich, LLP

23.1	Consent of BDO Seidman, LLP

23.2	Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

*	Incorporated by reference to Registration Statement on Form S-3 (File No. 333-109840).